Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation of our report dated February 7, 2008 relating to the financial statements of Gadot Chemical Tankers and Terminals LTD., which appears in the Current Report on Form 8-K of Ampal – American Israel Corporation dated February 8, 2008.

Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited
Tel Aviv, Israel

February 8, 2008